[UBS LOGO OMITTED]UBS

                                                Issuer Free Writing Prospectus
                                                 filed pursuant to Rule 433
                                                 Registration No. 333-132747
                                                 Dated September 20, 2006

UBS AG Principal Protected Notes
Linked to a Global Index Basket
OFFERING GROWTH POTENTIAL WITH PRINCIPAL PROTECTION

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INDICATIVE TERMS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Issuer             UBS AG
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Issue Price        $10 per Note
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Underlying Index   33.34% S&P 500 Index
Basket and         33.33% DJ EuroStoxx 50 Index
weightings         33.33% Nikkei 225 Index
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Term (set on       3 years 11 months to 4 years 5 months
trade date)
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Participation Rate 100%
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Payment on         Investors will receive a cash payment at maturity that is
Maturity Date      based on the Basket Return:
                   o  IF THE BASKET RETURN IS POSITIVE, YOU WILL RECEIVE 100% OF
                      YOUR PRINCIPAL PLUS AN ADDITIONAL PAYMENT EQUAL TO 100% OF THE BASKET RETURN

                   o  IF THE BASKET RETURN IS NEGATIVE, YOU WILL RECEIVE 100% OF
                      YOUR PRINCIPAL
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Basket Return      BASKET ENDING LEVEL - BASKET STARTING LEVEL
                             Basket Starting Level
--------------------------------------------------------------------------------
Basket Starting    100
Level
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Basket Ending      The closing level of the Basket Return on the Final
Level              Valuation Date
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Trade Date*        October 25, 2006
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Settlement Date*   October 31, 2006
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Final Valuation    A date no earlier than September 24, 2010 and  no later than
Date               March 25, 2011, to be determined on the trade date
--------------------------------------------------------------------------------
Maturity Date      A date no earlier than September 30, 2010 and no later than
                   March 31, 2011, to be determined on the trade date
--------------------------------------------------------------------------------
* Expected


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PRODUCT DESCRIPTION
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Principal Protected Notes provide exposure to potential price appreciation in a basket of global indices as well as full principal protection at maturity. Principal protected investments issued at UBS can help reduce portfolio risk while maintaining exposure to equities. Principal protection only applies at maturity.

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BENEFITS
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[_]  Growth Potential - Investors receive full upside participation of a global index basket

[_] Preservation of Capital - At maturity, you will receive a cash payment equal to at least 100% of your principal

[_] Diversification - Investors can diversity in a principal protected investment linked to a basket of indices

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SCENARIO ANALYSIS AT MATURITY
--------------------------------------------------------------------------------

ASSUMPTIONS: 100% X POSITIVE BASKET RETURN; 100% PRINCIPAL PROTECTION AT
MATURITY


[GRAPHIC OMITTED]




                         [Data below represents chart]

 BASKET                                                     NOTES
 RETURN                                                     RETURN
---------------------------------------------------------------------
  40%                                                         40%
  30%          -------------------------------------          30%
  20%                  100% x Basket Return                   20%
  10%          -------------------------------------          10%

---------------------------------------------------------------------
   0%                                                          0%
---------------------------------------------------------------------
 -10%                                                         -0%
 -20%      -------------------------------------              -0%
 -30%              100% principal protection                  -0%
 -40%      -------------------------------------              -0%
---------------------------------------------------------------------


This offering summary represents a summary of the terms and conditions of the Notes. We encourage you to read the preliminary prospectus supplement and accompanying prospectus related to this offering dated September 20, 2006.

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INDEX DESCRIPTION
--------------------------------------------------------------------------------

THE S&P 500 INDEX (SPX) measures the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

THE EURO STOXX INDEX (SX5E) consists of 50 European stocks from those countries participating in the European Monetary Union.

THE NIKKEI-225 INDEX (NKY) is based on 225 underlying stocks listed in the Tokyo Stock Exchange.



HISTORICAL PERFORMANCE OF ANY INDEX IS NOT INDICATIVE OF FUTURE PERFORMANCE.

                                                 Issuer Free Writing Prospectus
                                                 filed pursuant to Rule 433
                                                 Registration No. 333-132747
                                                 Dated September 20, 2006

HISTORICAL PERFORMANCE OF THE BASKET INDEX

The graph below illustrates the performance of the indices from 1/29/88 to 9/19/2006 - BLOOMBERG L.P.

            [Data below represents line chart in the printed piece]

  SPX          SX5E          NKY         SPX           SX5E          NKY       SPX            SX5E          NKY
  ---          ----          ---         ---           ----          ---       ---            ----          ---
               1988                                    1990                                   1992
-----------------------------------     -----------------------------------    -----------------------------------
    100           100           100     137.472       172.732       164.742    162.248       157.245       97.2968
104.182       111.468        106.86     128.012        168.24       157.431    159.019       164.433       93.2298
100.708       110.317       111.167     129.105       164.936       146.438     160.54       170.194       90.3333
101.657        111.73       116.136     132.236        175.39       126.916    157.035       166.802       81.8969
 101.98        111.82       116.063     128.681       171.073       125.241    161.415        170.62       73.6198
106.391       119.591       117.556     140.518       175.616       140.252    161.571       173.784       77.6712
105.816       122.656       118.158     139.269       176.166       135.212    158.766       166.197       67.5282
101.731       119.763       115.848     138.542       175.561       131.383    165.021       155.509       67.3527
105.773       127.216       118.209     125.476       151.293       109.974    161.057       149.647       76.4579
108.519       131.746       118.458     119.053       133.023       88.8291    162.524       152.304       73.6553
106.469       130.249       125.216     118.256        139.88       106.654    162.866       154.108       70.9812
108.033       135.445       127.672     125.343       137.245       95.0568    167.795        159.19       74.8599
115.716         138.5       133.693     128.455       135.029       100.958    169.491       162.514       71.6481
112.366       134.108       135.404     133.788       137.082       98.6065    170.685       164.093       72.0665
114.704       138.976       139.015      142.79       150.834       111.798    172.474       177.429       71.7684
 120.45       141.789       142.718      145.96       154.427       111.302    175.699       179.388       78.7029
124.682       145.203       145.061     146.007       157.572       110.536    171.234        175.21       88.5568
123.694       149.935       139.481     151.644       164.403       109.175    175.124       175.121       87.0039
134.625       156.916        147.97     144.381        157.74       98.5973    175.256       182.024         82.93
136.714       163.236       145.757     150.858       157.393        102.11    174.322       194.377       86.2749
135.819       162.367       150.861     153.822       159.858       94.5541    180.324       207.859       89.0116
  132.4       152.595       150.491     150.877       158.346       101.245    178.523       202.205       85.1132
 134.59       160.943       157.769     152.663       157.737       106.773    181.985       213.761       83.4083
                                         145.96        155.02        96.042    179.636       208.551       69.4536

  SPX            SX5E          NKY         SPX            SX5E           NKY       SPX            SX5E          NKY
  ---            ----          ---         ---            ----           ---       ---            ----          ---
                 1994                                     1996                                    1998
 -----------------------------------      -----------------------------------    -----------------------------------
 181.449       225.386       73.7321        377.496       398.143       64.5946    239.596        236.94       84.1075
 187.346       229.087       85.6356        381.328       420.793        70.393    247.411        253.33       88.1062
 181.717       219.524       84.6538        408.192       452.558       71.2532    249.127       250.907       85.1964
 173.404       214.756       80.9062         428.58       495.844       69.9642    251.099       253.517       90.6213
 175.404       224.447       83.5026         432.47       490.752       66.2139    254.472       262.777       93.3071
 177.582       213.655       88.7872        424.328       527.993       66.3389    260.287       263.191       92.9468
 172.821       201.997       87.3916        441.063       535.706        67.014    260.874       261.955       95.3791
 178.263       215.992       86.5681         435.94       547.312       69.3368     248.94       250.166       87.5986
 184.969        219.69       87.3264        372.381       468.295       59.7227    253.624       251.817       85.3722
 179.994       204.816       82.8192        395.616       419.997       56.7531    267.363       266.453       91.2544
 183.744        208.77       84.6217        427.382       453.984       57.4224    274.349       267.402        86.642
 176.485        208.09       80.7525        452.651       499.896       63.0069     294.48       285.864       88.9852
 178.656       207.656       83.4933        478.169       525.563       58.5978    288.147       290.954       81.9621
 182.993       203.901         78.95        497.779       557.772       61.3794    305.816       315.333       77.5961
 189.594       206.428        72.192        481.709        547.88       60.8219    307.628       326.633       78.5571
 194.776       204.439        68.325        500.397        559.77       67.0408    294.519       336.077       76.2135
 200.222       211.759       71.1478        519.384       590.907       70.7023    311.721       340.385       81.0721
 207.492       216.632       65.3483        506.415       570.715       68.2052     329.98       349.219        84.957
 211.907        214.25       61.4563        533.983       595.748       74.2084    344.319       377.138       87.2267
 218.641       225.728       70.6007        516.871       572.155       75.6143    371.218       420.604       86.0687
 218.571        225.31       76.6953        513.638       592.679       73.8139    349.893        378.58       77.1703
 227.335       223.225       75.8311        498.973       577.044       74.5289    368.491       405.906       75.7238
 226.203       221.271       74.7371        530.179       616.858       75.9539    355.786       366.578       69.6754
 235.488       228.807       79.3505        540.285       678.415       78.5623     371.65       381.121        70.426


  SPX          SX5E          NKY          SPX           SX5E          NKY        SPX           SX5E          NKY
  ---          ----          ---          ---           ----          ---        ---           ----          ---
               2000                                     2002                                   2004
-----------------------------------      -----------------------------------    -----------------------------------
571.537       771.202       80.1544      446.602       598.495       44.6299    432.536         434.1       45.1973
542.444       736.611       82.7171      439.647        577.13       42.3235    440.009       446.439       45.6501
531.536       814.941       84.4943      430.517       569.972       44.8213    445.381       454.938       46.7436
582.946       825.466       86.0937      446.334       595.023       46.6717    438.095       438.319       49.5946
564.994        834.02       76.0878      418.921        562.03       48.6512    430.739       438.317        49.791
552.612       817.814       69.1399      415.117       538.689       49.7991    435.944       430.353       47.5668
565.838       809.081       73.7059      385.039        492.71       44.9653    443.786       442.028        50.202
556.592       805.535       66.5789      354.619       422.327       41.8161    428.568       427.714       47.9452
590.376       813.762       71.3785       356.35       426.022       40.7212    429.548       419.969       46.9124
558.801       772.888       66.6626      317.143       346.629       39.7221    433.571       428.697       45.8193
556.035       795.261       61.5503       344.56       396.099       36.5776    439.647       442.129       45.5985
511.514       753.216       62.0113      364.224       417.777       39.0121    456.615       452.298       46.1396
513.588       750.435       58.3587      342.249       375.251       36.3171    471.436       464.068       48.6352
531.377       751.616       58.6037      332.867       353.514       35.3053    459.513       469.312       48.2069
482.336       679.123       54.5397      327.207       336.619       35.4031    468.199       480.906       49.7013
451.367       658.071       55.0314      329.941       320.286       33.7507    459.248       480.498        49.398
486.039       711.535       58.9879      356.681       365.474       33.1526    450.014       460.744       46.6038
488.513       696.004       56.1424      374.836        366.39       35.6633    463.492       483.796        47.737
476.298       667.334       54.9017       379.08       380.456       38.4514    463.426       500.281       49.0384
471.167       643.349         50.21       385.23       396.225       40.4838    480.095       523.077       50.3744
440.962       588.721       45.3533      392.115        402.03       43.7872    474.707       513.213       52.5503
404.925       518.384        41.379      387.431       376.739       43.2601    478.006       539.116       57.4639
412.253       546.997       43.8837      408.725       404.912       44.7017    469.526       522.077       57.6002
443.245       575.245       45.2853      411.639       413.628       42.7586

               2006
------------------------------------
 486.047       542.035        62.958
 485.584       562.769       68.2043
  497.95       580.456       70.4834
 498.176       593.523       68.6022
 503.688       605.982       72.2184
 509.826       603.805       71.5689
 494.064       571.927       65.4776
 494.107       573.775       65.6378
  496.62       580.528       65.4331
 507.185       598.899       68.3284
 512.821       594.415       67.2003


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INVESTORS SUITABILITY AND KEY RISKS
--------------------------------------------------------------------------------

THE NOTES MAY BE SUITABLE FOR YOU IF:

o You seek an investment with a return linked to the performance of the Basket indices

o You seek an investment that offers full principal protection on the Notes when held to maturity

o    You are willing to hold the Notes to maturity

o    You do not seek current income from this investment

o You are willing to invest in the Notes based on the range indicated for the maturity date (the actual investment term will be determined on trade date)

--------------------------------------------------------------------------------
THE NOTES MAY NOT BE SUITABLE FOR YOU IF:
--------------------------------------------------------------------------------

o You do not seek exposure to any of the U.S., European or Indices Asian equity markets

o    You are unable or unwilling to hold the Notes to maturity

o You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings

o    You seek current income from your investment

o    You seek an investment for which there will be an active secondary market



KEY RISKS:

o Principal protection only if you hold the Notes to maturity - You should be willing to hold your Notes to maturity

o Market risk - Amounts payable on the Notes and their market value will depend on the performance of the index basket

o No interest payments - You will not receive any periodic interest payments on the Notes

o No direct exposure to fluctuations in foreign exchange rates - The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies of the underlying index basket

o There may be little or no secondary market for the Notes - The Notes will not be listed or displayed on any securities exchange


INVESTORS ARE URGED TO REVIEW THE "RISK FACTORS" IN THE PRELIMINARY PROSPECTUS SUPPLEMENT RELATING TO THIS OFFERING FOR A MORE DETAILED DESCRIPTION OF THE RISKS RELATED TO AN INVESTMENT IN THE NOTES.

THE RETURNS ON UBS STRUCTURED NOTES ARE LINKED TO THE PERFORMANCE OF THE RELEVANT UNDERLYING ASSET OR INDEX. INVESTING IN A STRUCTURED NOTE IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE UNDERLYING ASSET OR INDEX. BEFORE INVESTING, INVESTORS SHOULD CAREFULLY READ THE DETAILED EXPLANATION OF RISKS, TOGETHER WITH OTHER INFORMATION IN THE RELEVANT OFFERING MATERIALS DISCUSSED BELOW, INCLUDING BUT NOT LIMITED TO INFORMATION CONCERNING THE TAX TREATMENT OF THE INVESTMENT. UBS AG HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATIONS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS UBS AG HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT UBS AG AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU CAN REQUEST THE PROSPECTUS BY CALLING TOLL-FREE AT 1-800-657-9836.